UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Arbitrage Funds
(Exact name of registrant as specified in its charter)

Delaware	84-3163699
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

104 Fifth Avenue, 9th Floor, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
AltShares Merger Arbitrage ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-30470.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of AltShares Merger Arbitrage ETF, a series of The Arbitrage Funds (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 55 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-30470; 811-09815) as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001104659-26-077283 on June 24, 2026, which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.        The Trust’s Certificate of Trust, dated December 17, 1999 (incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-30470; 811-09815), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0000894189-00-000093 on February 15, 2000).

2.       The Trust’s Declaration of Trust, dated December 22, 1999, as Amended and Restated on May 19, 2026 (incorporated herein by reference to Exhibit (1)(i) to the Trust’s Registration Statement on Form N-14 (File Nos. 333-296942; 811-09815), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001104659-26-076370 on June 22, 2026.

3.       The Trust’s By-Laws, dated December 22, 1999, as Amended and Restated on August 20, 2015 (incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-30470; 811-09815), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001144204-15-056843 on September 28, 2015.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2026

ARBITRAGE FUNDS

By:	/s/ John S. Orrico
Name:	John S. Orrico
Title:	President